WORLD SURVEILLANCE GROUP CLOSES FINANCING

Proceeds To Be Used to Close Targeted Acquisition and for Argus One UAV Testing

KENNEDY SPACE CENTER, FL – May 5, 2011 (Marketwire) – World Surveillance Group Inc. (OTCBB: WSGI), a developer of lighter-than-air unmanned aerial vehicles (“UAVs”) and related technologies, announced today that it has closed a financing of approximately $1.1 million.  The Company plans to use the proceeds from the financing to complete the acquisition of defense contractor and satellite tracking firm Global Telesat Corp. (“GTC”) and to continue the development and testing of our Argus One UAV. The funds were raised from a group of private investors, including WSGI Chairman Michael K. Clark and WSGI’s technical partner, defense prime contractor Eastcor Engineering.

WSGI is also currently working with Space Florida, an independent special district, body politic and corporate, and subdivision of the State of Florida, to complete a financing for up to an additional $1.5 million pursuant to a commitment letter issued by Space Florida to WSGI.

This financing follows the recent $200,000 contract award from Space Florida for the creation of a Performance Data Package in connection with the flight testing of WSGI’s Argus One UAV at the U.S. Army proving ground facility in Yuma, Arizona in May/June 2011.

Chairman Michael K. Clark stated “I am excited by the Company’s direction and our growing relationships with Space Florida and our other partners.  This financing will allow us to continue to execute our strategy to grow our business, strengthen our balance sheet and increase shareholder value.”

CEO Glenn D. Estrella stated “We appreciate the support we have received from our investors and our other partners.  Yesterday’s financing, combined with the financing we hope to close with Space Florida, will enable us to accelerate the development, testing and demonstration of our Argus One UAV and to close the GTC acquisition in order to capitalize on the GTC business opportunities.”

About World Surveillance Group Inc.

World Surveillance Group Inc. (OTCBB: WSGI) designs, develops, markets and sells autonomous, lighter-than-air UAVs capable of carrying payloads that provide persistent security and/or wireless communications solutions at low, mid, and high altitudes.  WSGI’s airships, when integrated with electronics systems and other high technology payloads, are designed for use by government-related and commercial entities that require real-time intelligence, surveillance and reconnaissance or communications support for military, homeland defense, border control, drug interdiction, natural disaster relief and maritime missions.  For more information regarding WSGI, please visit www.wsgi.com, or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements.  These statements include those regarding the use of any proceeds from the financing, timing or results of any flight testing of our UAVs, the Company’s ability to consummate the GTC acquisition and/or any financing transaction with Space Florida or any other party related to such acquisition on a timely basis or at all, the synergies, benefits or opportunities that may result from such an acquisition, the ability to integrate the products or operations of GTC, the further development of any of our relationships with our partners, the advancement, development or commercialization of the Company’s UAVs, the outcome of any demonstrations of the Company’s airships, the capabilities and advantages of the Company's technology and products, the ability of the Company to capitalize on market demand and grow the Company's business, the Company's ability to successfully execute its strategy and business plans and the Company’s ability to either strengthen its balance sheet or enhance shareholder value. The words “will,” "forecast," "project," "intend," "expect," “plan, ” "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Contact:	World Surveillance Group Inc. 321-452-3545 Barbara M. Johnson investors@wsgi.com